EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-18929 and 333-82953 and Form S-8 Nos. 333-108162, 333-118976, 333-118977,  333-124964, 333-143203 and 333-143204 of Noble Energy, Inc. of our report dated February 15, 2008, relating to the financial statements of Alba Plant LLC, which appears in this Annual Report on Form 10-K for the year ended December 31, 2007.

PRICEWATERHOUSECOOPERS LLP

Houston, TX
February 22, 2008